AMENDMENT NO. 4

TO THE AMENDED AND RESTATED OPERATING EXPENSES LIMITATION AGREEMENT

This Amendment No. 4 (the “Amendment”) to the Amended and Restated Operating Expenses Limitation Agreement , dated August 18, 2015 (the “Agreement”), as amended, by and between Bridge Builder Trust (the “Trust”) with respect to each of the funds listed on Schedule A of the Agreement (each a “Fund” and collectively, the “Funds”), and the investment adviser of the Funds, Olive Street Investment Advisers, LLC (the “Adviser”), is entered into and effective as of December 2, 2022. All capitalized terms used, but not defined, herein shall have the meanings given to them in the Agreement.

WITNESSETH:

WHEREAS, the Adviser and the Trust, on behalf of each Fund have entered into the Agreement whereby the Adviser agreed to waive fees and pay Fund expenses to the extent necessary to limit the Funds’ Operating Expenses pursuant to the terms and provisions of the Agreement;

WHEREAS, the Board has approved the launch of a new series of the Trust, namely, the Bridge Builder Municipal High-Income Bond Fund (the “Municipal High-Income Bond Fund”);

WHEREAS, pursuant to Section 6 of the Agreement, the Agreement may be amended only by a written instrument signed by all parties to the Agreement and the consent of the Board of Trustees of the Trust; and

WHEREAS, the Board of Trustees of the Trust has approved the revisions set forth below in this Amendment.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree as follows:

1.	Revised Schedule A. Schedule A of the Agreement is deleted and replaced in its entirety with the following revised Schedule A:

SCHEDULE A

Series of Bridge Builder Trust	Expense Caps	Initial Expiration Dates
Bridge Builder Core Bond Fund	0.48%	October 28 2016
Bridge Builder Core Plus Bond Fund	0.42%	October 28, 2016
Bridge Builder Municipal Bond Fund	0.48%	October 28, 2016
Bridge Builder Municipal High-Income Bond Fund	0.48%	October 28, 2024
Bridge Builder Large Cap Growth Fund	0.51%	October 28, 2016
Bridge Builder Large Cap Value Fund	0.51%	October 28, 2016
Bridge Builder Small/Mid Cap Growth Fund	0.73%	October 28, 2016
Bridge Builder Small/Mid Cap Value Fund	0.73%	October 28, 2016
Bridge Builder International Equity Fund	0.67%	October 28, 2016
Bridge Builder Tax Managed Large Cap Fund	0.51%	October 28, 2023
Bridge Builder Tax Managed Small/Mid Cap Fund	0.73%	October 28 2023
Bridge Builder Tax Managed International Equity Fund	0.67%	October 28 2023

2.	Expense Limitation Period. Section 2.c. is deleted and replaced with the following:

The term “Expense Limitation Period” with respect to each Fund, except for the Bridge Builder Tax Managed Large Cap Fund, Bridge Builder Tax Managed Small/Mid Cap Fund Bridge Builder Tax Managed International Equity Fund (each, a “Tax Managed Fund”) and the Municipal High-Income Bond Fund is defined as the period of time commencing on October 28, 2015 through the Initial Expiration Date reflected in Schedule A, and each subsequent one year period for which the Agreement automatically is renewed pursuant to Paragraph 4 hereof.

With respect to each Tax Managed Fund and the Municipal High-Income Bond Fund, the term “Expense Limitation Period” is defined as the period of time commencing on the launch date of each such Fund through the Initial Expiration Date reflected in Schedule A, and each subsequent one year period for which the Agreement automatically is renewed pursuant to Paragragh 4 hereof.

3.	Amendments. Except as specifically amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

4.	Captions. The captions in this Amendment are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

5.

Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures on this Amendment may be communicated by electronic transmission (which shall include facsimile or email) and shall be binding on the parties o transmitting their signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their officers designated below as of the day and year written above.

BRIDGE BUILDER TRUST on behalf of the Funds		OLIVE STREET INVESTMENT ADVISERS, LLC

By:	/s/ Colleen Dean	By:	/s/ Thomas C. Kersting
Name: Colleen Dean		Name: Thomas C. Kersting
Title: President		Title: President

Signature Page to Amendment No. 4 to the

Amended and Restated Operating Expenses Limitation Agreement